SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): February 10, 2011
FORRESTER RESEARCH, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21433	04-2797789
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)
400 Technology Square
Cambridge, Massachusetts 02139
(Address of principal executive offices, including zip code)
(617) 613-6000
(Registrant’s telephone number, including area code)
N/A

(Former Name or Former Address, if Changes since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exhibit Index appears on Page 3

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
     The information contained in this Form 8-K/A is furnished pursuant to Item 2.02 of Form 8-K “Results of Operations and Financial Condition”. This information and the exhibits hereto are being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended. The information contained in this report shall not be incorporated by reference into any filing of Forrester Research, Inc. with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.
     On February 10, 2011, Forrester Research, Inc. issued a press release announcing its financial results for the quarter and year ended December 31, 2010. The consolidated statements of income attached to the press release and included within the Company’s Current Report on Form 8-K dated February 10, 2011 (“Form 8-K”) did not reflect certain reclassifications for the quarter and year ended 2009 within the line items “costs of services and fulfillment” and “selling and marketing”. The reclassifications did not have an effect on total operating expenses or income from operations. The Company is filing this amendment to the Form 8-K to replace the previously submitted version of the consolidated statements of income with the consolidated statements of income attached as an exhibit hereto.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibits
     99.1 Consolidated statements of income for the quarter and year ended December 31, 2010 and December 31, 2009.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORRESTER RESEARCH, INC.
By	/s/ Michael A. Doyle
	Name:	Michael A. Doyle
	Title:	Chief Financial Officer and Treasurer

Date: February 14, 2011

Exhibit Index

Exhibit	Description	Page

99.1	Consolidated Statements of Income for the quarter and year ended December 31, 2010	4